Exhibit 10.2

                        [DATE]

[Name of Employee]
[Address]
[Address]

Dear ______________,

I am pleased to confirm the verbal offer made to you for the position of ____________________ at Lennox International Inc. (“Lennox” or the “Company”), reporting directly to me and effective ____________________. This letter outlines the terms of our offer.

Base Salary

Your annual base salary will be $________, paid on a semi-monthly basis in the amount of $________, less applicable withholdings.

Perquisites

You will receive an annual perquisite allowance of $________, paid on a semi-monthly basis in the amount of $________, less applicable withholdings.

Short-Term Incentive Program

You will be eligible to participate in our annual Short-Term Incentive (“STI”) program at a target level of __% of your base salary. The program is based on selected Company performance measurements as established annually by the CEO and approved by the Compensation and Human Resources Committee of the Board of Directors. For 20__, the STI program metrics are ____________________.

Long-Term Incentive Program

You will be eligible to participate in our Long-Term Incentive (“LTI”) program. Awards are typically made in February of each calendar year, following review by the Compensation & Human Resources Committee of the Board of Directors. The current LTI vehicles include performance share units, stock appreciation rights, and restricted stock units. Your LTI award in February 20__ will have a grant date value of $________.

[Name]
[Date]

Non-Qualified Supplemental Restoration Retirement Plan

You will be eligible to participate in the Company’s supplemental restoration retirement plan. This non-qualified plan provides a benefit of 6% of your eligible compensation above Internal Revenue Code annual compensation limits for tax qualified 401(k) retirement plans.

Vacation

You will be eligible for 5 weeks of paid vacation each calendar year.

Employment Agreement

Enclosed for your signature is your employment agreement, which will govern the terms and conditions of your employment with Lennox.

Change in Control Benefits

As an Executive Vice President, you are covered by the Company’s Change in Control Severance Plan (“CIC Severance Plan”). Enclosed for your reference is the CIC Severance Plan.

Indemnification Agreement

Enclosed for your signature is your indemnification agreement with the Company.

________, I know this opportunity will prove to be very rewarding, both for you and for Lennox. Please indicate your acceptance of this offer by signing below and returning the letter along with the signed agreements to ________.

If you have questions regarding our offer, please reach out to me.

Sincerely,

_____________

AGREED TO AND ACCEPTED:

______________________________________    __________________
[Name]                        Date